Exhibit 10.14

NIMBLEGEN SYSTEMS, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Change of Control” shall mean the first to occur of the following:

(i) The acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions of Common Stock shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change of Control under subsection (3) below; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (i) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (ii) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv) Consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the Compensation Committee of the Board or such other persons or committee as the Committee shall designate to administer the Plan.

(e) “Common Stock” shall mean the $0.001 par value common stock of the Company.

(f) “Company” shall mean NimbleGen Systems, Inc.

(g) “Designated Subsidiary” shall mean a corporation of which not less than 50% of the voting power is held by the Company, directly or indirectly, whether such corporation now exists or is hereafter organized or acquired by the Company, directly or indirectly, other than an otherwise eligible corporation which has been designated by the Committee from time to time in its sole discretion as not eligible to participate in the Plan.

(h) “Employee” shall mean any regular, full-time or part-time employee of the Company or a Designated Subsidiary customarily employed to work at least 20 hours per week.

(i) “Employer Corporation” means the corporation which employs the Employee.

(j) “Enrollment Agreement” means the Enrollment & Payroll Deduction Authorization Form provided to Employees during the Enrollment Period to enable them to elect to participate in the Plan.

(k) “Enrollment Date” shall mean the first day of each Plan Year.

(l) “Enrollment Period” shall mean the period specified by the Committee during which eligible Employees may elect to participate in the Plan for the upcoming Plan Year.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exercise Date” shall mean the last business day of each calendar quarter during the Plan Year.

(o) “Fair Market Value” shall mean the closing sale price of Common Stock on the NASDAQ National Market System as reported in the Midwest Edition of the Wall Street Journal on the indicated date. If no sales of Common Stock were made on said exchange on that date, “Fair Market Value” shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said exchange, or, failing any such sales, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(p) “Parent Corporation” shall have the same meaning as contained in Section 424(e) of the Code.

(q) “Participant” shall mean any Employee who completes an Enrollment Form and does not discontinue participation in the Plan pursuant to Section 6(d) or 10 of this Plan.

(r) “Plan” shall mean this 2007 Employee Stock Purchase Plan.

(s) “Plan Year” shall mean a period of approximately twelve (12) months commencing on the first business day on or after January 1st of each calendar year and ending on the last business day of December of that calendar year. The duration of Plan Years may be changed pursuant to Section 4 of this Plan. Notwithstanding the foregoing, the first Plan Year shall commence on the first business day of the first calendar quarter immediately after the calendar quarter in which the initial public offering of the Common Stock occurs and shall end on the last business day in December of that year.

(t) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.

(u) “Subsidiary Corporation” shall have the same meaning as contained in Section 424(f) of the Code.

3. Eligibility.

(a) A person who is an Employee as of the October 30th preceding the applicable Plan Year shall be eligible to participate in the Plan with respect to such Plan Year, unless the Committee establishes a different date for eligibility. Notwithstanding the foregoing, any person who is an Employee as of the date on which the initial public offering of the Common Stock closes shall be eligible to participate in the Plan with respect to the first Plan Year.

(b) Provisions of the Plan to the contrary notwithstanding, no Employee shall be able to purchase shares under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Employer Corporation or of its Parent or Subsidiary Corporation, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Employer Corporation and its Parent and Subsidiary Corporations accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which an Employee participates in the Plan. These limitations are in addition to any other limitations set forth herein, including any limits that the Committee establishes in accordance with Sections 6(a) and (b) hereof.

4. Plan Years. The Plan shall contain consecutive Plan Years, with a new Plan Year commencing on the first business day on or after January 1st each year, or on such other date as the Committee shall determine. The Committee shall have the power to change the duration of Plan Years (including the commencement dates thereof) without shareholder approval.

5. Participation.

(a) An Employee may become a Participant in the Plan by completing the Enrollment Agreement and filing it with the Human Resources Department during the applicable Enrollment Period. An Employee must file a new Enrollment Agreement for each Plan Year.

(b) Payroll deductions for a Participant shall begin on the first payroll following the Enrollment Date and shall end on the last payroll in the Plan Year to which such authorization is applicable, unless sooner discontinued or terminated by the Participant as provided in Section 6(d) or Section 10 hereof.

6. Payroll Deductions.

(a) At the time a Participant files his or her Enrollment Agreement, he or she shall elect to have payroll deductions made on each pay day during the Plan Year in an amount set forth in the Enrollment Agreement, not less than $10 for each pay period. The Committee annually may determine, in its sole discretion, to establish a maximum dollar amount or percentage of compensation that an eligible Employee is entitled to authorize for payroll deductions during a calendar year, which limitations shall apply to all Employees. Any such limit established by the Committee shall fall within the parameters of Section 423 of the Code.

(b) The Committee shall establish, before each Plan Year begins, a maximum number of shares of Common Stock that may be purchased by each Participant for that Plan Year, subject to (i) adjustment pursuant to Section 18 hereof and (ii) the limitations contained in Section 3(b) hereof.

(c) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

(d) A Participant may withdraw from the Plan as provided in Section 10 hereof. Alternatively, a Participant may elect to discontinue making additional payroll deductions during the Plan Year by completing and filing with the Human Resources Department a written notice in such form approved by the Committee. The election shall be effective no later than the first payroll period following ten (10) business days after the Company’s receipt of the notice. If a Participant elects to discontinue making additional payroll deductions, all payroll deductions previously credited to his or her account will purchase Common Stock on the next Exercise Date during the Plan Year, subject to the other terms of the Plan. Except to withdraw in accordance with Section 10 or to discontinue additional payroll deductions as stated above, a Participant may not change his or her payroll deduction rate unless the Committee otherwise provides for all Participants by notice to the Participants.

(e) Payroll deductions made pursuant to a Participant’s Enrollment Agreement are subject to income and employment tax withholding. By executing the Enrollment Agreement, each Participant agrees that such income and employment tax withholding may be deducted from other compensation paid to the Participant by the Company.

7. Purchase of Company Common Stock. On each Exercise Date, each Employee will be entitled to receive a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated on or prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price, provided that such purchase shall be subject to the limitations set forth in Sections 3(b), 6(a) and (b) and 13 hereof. Purchases shall occur as provided in this Section 7, unless the Participant has withdrawn pursuant to Section 10 hereof.

8. Book Entry Account and Fractions. A Participant in the Plan initially will hold his or her shares in book-entry form through an agent designated by the Committee. If the agent cannot account for fractional shares, cash will be paid for fractional shares.

9. Delivery. As promptly as administratively practicable after each Exercise Date on which a purchase of shares occurs, the Company shall deliver the purchased shares to the agent designated by the Committee to hold the shares for Participants. An Employee may, at any time, request that the agent deliver to him or her a certificate for the full shares held for his or her account and cash for any fractional share.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the payroll deductions credited to his or her account subsequent to the most recent Exercise Date at any time by giving written notice to the Company in the form approved by the Committee. All of the Participant’s payroll deductions credited to his or her account subsequent to the most recent Exercise Date shall be paid to such Participant after receipt of notice of withdrawal as soon as administratively practicable. Payroll deductions for the purchase of shares during the Plan Year shall cease as soon as administratively practicable. If a Participant withdraws from a Plan Year, payroll deductions shall not resume at the beginning of the succeeding Plan Year unless the Employee delivers to the Company a new Enrollment Agreement.

(b) A Participant’s withdrawal from a Plan Year shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Plan Years which commence after the termination of the Plan Year from which the Participant withdraws.

11. Termination of Employment. Upon a Participant’s ceasing to be an Employee of the Company or a Designated Subsidiary for any reason (including without limitation upon death, disability or retirement), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account subsequent to the most recent Exercise Date shall be returned to such Participant or, in the case of his or her death, to the Participant’s estate, and such Participant’s further participation in the Plan shall automatically terminate.

12. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be Two Hundred Fifty Thousand (250,000) shares, plus an annual increase to be added on each January 1st beginning on the first January 1st after the first Plan Year equal to the lesser of (i) the number of shares purchased hereunder in the previous year or (ii) a lesser amount determined by the Board; provided, however, that such aggregate number of shares of Common Stock available for sale under the Plan shall not exceed the number from time to time equal to the total number of authorized shares of Common Stock under the certificate of incorporation of the Company less the sum of [1] the number of outstanding shares of Common Stock, plus [2] the number of shares of Common Stock reserved for conversion of outstanding preferred stock into Common Stock, plus [3] the number of shares of Common Stock reserved for issuance pursuant to outstanding options or warrants to purchase shares of Common Stock granted by the Company. If, on a given Exercise Date, the number of shares to be purchased exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase among the Participants in such manner as it may determine in its sole discretion.

(b) The Participant shall have no interest or voting or dividend rights in shares issued under this Plan until the shares are delivered to the agent designated by the Committee as provided for in Section 9 of the Plan.

14. Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all interested parties, including Participants, their successors and beneficiaries, and the Company.

15. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 11 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from the Participant’s account in the Plan in accordance with Section 10 hereof.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price for shares purchased under the Plan on each Exercise Date, the number of shares purchased under the Plan on each Exercise Date, the remaining cash balance, if any, and, if applicable, the number of shares held by the agent designated to hold the shares for the Participant and the shares purchased by the Participant in connection with participation in any related dividend reinvestment feature.

18. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the shares reserved for issuance under the Plan, as well as any other variables tied to the number of shares or the per share Exercise Price which the Committee or the Board determines should be adjusted, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(b) Change of Control. In the event of a Change of Control, the Plan Year then in progress shall be shortened by the Committee’s setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Change of Control. Shares shall be purchased on the New Exercise Date, unless prior to such date, the Participant has withdrawn from the Plan Year as provided in Section 10 hereof. Immediately following such New Exercise Date, the Plan shall terminate.

19. Amendment or Termination.

(a) The Board may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company to increase the aggregate number of shares which may be issued under this Plan (other than as provided in Paragraph 13(a) or 18(a) hereof) or for which shareholder approval is required under applicable tax, securities or other laws.

(b) This Plan and all rights of Employees under any offering hereunder may terminate at any time, at the discretion of the Committee. Upon any termination of this Plan, all amounts in the accounts of participating Employees shall be either (i) promptly refunded in total or (ii) refunded to the extent not used to purchase Common Stock, in the sole discretion of the Committee. Such amendments shall be made without the approval of the shareholders of the Company or the consent of any Participant.

20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued hereunder unless the issuance and delivery of such shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The Board may adopt sub-plans or amend this Plan to the extent required to comply with foreign laws, rules or regulations.

22. Term of Plan. The Plan shall continue in effect until April 27, 2017, which date is ten years after the date of adoption of the Plan by the Board, unless sooner terminated under Section 19 hereof.